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                                                                    EXHIBIT 8(1)


                                July 17, 1997


Glenbrook Life and Annuity Company
3100 Sanders Road
Northbrook, IL 60062

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-25045) filed by Glenbrook Life AIM Variable Life Separate Account A for certain variable life insurance contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                KATTEN MUCHIN & ZAVIS


                                By:/s/ JOAN E. BOROS
                                -------------------------
                                    Joan E. Boros